                                 EXHIBIT 12.1



                          FHP INTERNATIONAL CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                       Six Months Ended
                                                         December 31                     Year ended June 30,
                                                        --------------      --------------------------------------------
                                                        1993      1992      1993      1992      1991      1990      1989
                                                        ----      ----      ----      ----      ----      ----      ----
                                                                             (amounts in thousands, except ratio data)
1. EARNINGS

   (a)  Income before income taxes . . . . . . . .   $34,499   $19,826   $69,773   $51,492   $65,676   $45,646   $34,978
   (b)  Interest expense . . . . . . . . . . . . .     2,081        49       211       189     3,771     4,147     4,812
   (c)  Implicit rental interest expense . . . . .     3,093     2,954     5,907     4,875     3,618     3,312     1,454
                                                     -------   -------   -------   -------   -------   -------   -------
          Total. . . . . . . . . . . . . . . . . .   $39,673   $22,829   $75,891   $56,556   $73,065   $53,105   $41,244
                                                     -------   -------   -------   -------   -------   -------   -------
                                                     -------   -------   -------   -------   -------   -------   -------

2. FIXED CHARGES

   (a)  Interest expense . . . . . . . . . . . . .   $ 2,081   $    49   $   211   $   189   $ 3,771   $ 4,147   $ 4,812
   (b)  Capitalized interest . . . . . . . . . . .       496     1,421     2,597     3,554       474        88       282
   (c)  Implicit rental interest expense . . . . .     3,093     2,954     5,907     4,875     3,618     3,312     1,454
                                                     -------   -------   -------   -------   -------   -------   -------
          Total. . . . . . . . . . . . . . . . . .   $ 5,670   $ 4,424   $ 8,715   $ 8,618   $ 7,863   $ 7,547   $ 6,548
                                                     -------   -------   -------   -------   -------   -------   -------
                                                     -------   -------   -------   -------   -------   -------   -------

3. RATIO (1 DIVIDED BY 2). . . . . . . . . . . . .     7.00x     5.16x     8.71x     6.56x     9.29x     7.04x     6.30x
                                                       -----     -----     -----     -----     -----     -----     -----
                                                       -----     -----     -----     -----     -----     -----     -----



                                 TAKECARE, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                       Year ended December 31,
                                                                            --------------------------------------------
                                                                            1993      1992      1991      1990      1989
                                                                            ----      ----      ----      ----      ----
                                                                             (amounts in thousands, except ratio data)
1. EARNINGS

   (a)  Income before income taxes . . . . . . . . . . . . . . . . . .   $66,096   $43,606   $28,602   $19,912    $6,538
   (b)  Interest expense . . . . . . . . . . . . . . . . . . . . . . .     2,190     3,566     1,752     2,781     2,851
   (c)  Implicit rental interest expense . . . . . . . . . . . . . . .       938       148       169       156        39
                                                                         -------   -------   -------   -------   -------
          Total. . . . . . . . . . . . . . . . . . . . . . . . . . . .   $69,224   $47,320   $30,523   $22,849    $9,428
                                                                         -------   -------   -------   -------   -------
                                                                         -------   -------   -------   -------   -------

2. FIXED CHARGES

   (a)  Interest expense . . . . . . . . . . . . . . . . . . . . . . .   $ 2,190   $ 3,566   $ 1,752   $ 2,781    $2,851
   (b)  Implicit rental interest expense . . . . . . . . . . . . . . .       938       148       169       156        39
                                                                         -------   -------   -------   -------   -------
          Total. . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 3,128   $ 3,714   $ 1,921   $ 2,937    $2,890
                                                                         -------   -------   -------   -------   -------
                                                                         -------   -------   -------   -------   -------

3. RATIO (1 DIVIDED BY 2). . . . . . . . . . . . . . . . . . . . . . .    22.13x    12.74x    15.89x     7.78x     3.26x
                                                                          ------    ------    ------     -----     -----
                                                                          ------    ------    ------     -----     -----

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